UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2008

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THE BANKER’S STORE, INC

(Exact name of registrant as specified in its charter)

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New York	22-3755756
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

1535 Memphis Junction Road

Bowling Green, KY

(Address of principal executive offices) (Zip Code)

(270) 781-8453

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)

On September 25, 2008 the Company conducted its Annual Meeting of Shareholders.  The results of the items for vote are as follows:

*	The election of directors proposed by the Board:	For	Withheld	Against	Abstain
	Cynthia A. Hayden	16,276,380	—	—	10,678,401
	Joan Jolitz	16,276,380	—	—	10,678,401
	Diane Uryasz	0	—	16,276,380	10,678,401
	Steve Wilson	16,276,380	—	—	10,678,401
	Allison K. Belcher	16,276,380	—	—	10,678,401

*	The ratification of the appointment of Marmann & Assoc. PC, as independent public accountants for the fiscal year ending May 31, 2009.	16,276,380	—	—	10,678,401

(b)

On September 25, 2008 at a meeting of the board of directors held after the annual shareholders meeting, the board elected David Nail, the company’s current CFO to the Board of Directors of the Company.  Mr. Nail became the Chief Financial Officer and Treasurer of the Company on August 29, 2008.

(c)

The Company elected Joan Jolitz to the position of interim Secretary for The Company.  Mrs. Jolitz has been a member of the Board since May 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BANKER’S STORE, INC.

By:	/s/ CYNTHIA A. HAYDEN
Cynthia A. Hayden
President

Date: October 1, 2008